Exhibit 10.23

Date      July 2008

STAR BULK CARRIERS CORP.
as Borrower

- and -

PIRAEUS BANK A.E.
as Lender

LOAN AGREEMENT

                             relating to a loan facility of up to US$35,000,000
to part finance the acquisition cost of
m.v. “VICTORIA” (tbr “STAR COSMO”)

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause

1	INTERPRETATION	1
2	FACILITY	13
3	DRAWDOWN	14
4	INTEREST	14
5	INTEREST PERIODS	15
6	DEFAULT INTEREST	16
7	REPAYMENT AND PREPAYMENT	17
8	CONDITIONS PRECEDENT	18
9	REPRESENTATIONS AND WARRANTIES	19
10	GENERAL UNDERTAKINGS	21
11	CORPORATE UNDERTAKINGS	24
12	INSURANCE	26
13	SHIP COVENANTS	31
14	SECURITY COVER	34
15	PAYMENTS AND CALCULATIONS	35
16	APPLICATION OF RECEIPTS	36
17	APPLICATION OF EARNINGS	37
18	EVENTS OF DEFAULT	38
19	FEES AND EXPENSES	41
20	INDEMNITIES	42
21	NO SET-OFF OR TAX DEDUCTION	44
22	ILLEGALITY, ETC	45
23	INCREASED COSTS	45
24	SET OFF	46
25	TRANSFERS AND CHANGES IN LENDING OFFICE	47
26	VARIATIONS AND WAIVERS	48
27	NOTICES	48
28	SUPPLEMENTAL	50
29	LAW AND JURISDICTION	50
SCHEDULE 1 DRAWDOWN NOTICE		52
SCHEDULE 2 CONDITION PRECEDENT DOCUMENTS		53
SCHEDULE 3 FORM OF COMPLIANCE CERTIFICATE		56
EXECUTION PAGE		57

THIS AGREEMENT is made on    July 2008

BETWEEN

(1)	STAR BULK CARRIERS CORP. as Borrower; and

(2)	PIRAEUS BANK A.E. as Lender.

BACKGROUND

The Lender has agreed to make available to the Borrower a loan facility of up to $35,000,000 (being approximately 55 per cent. of the purchase price of the Ship payable pursuant to the MOA) for the purpose of assisting the Owner, a wholly-owned subsidiary of the Borrower, in part-financing the purchase price of the Ship.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Account Pledge” means a deed creating security in respect of the Earnings Account in such form as the Lender may approve or require;

“Accounting Information”  means the annual audited consolidated accounts to be provided by the Borrower to the Lender in accordance with Clause 10.6(a) of this Agreement or the semi-annual unaudited accounts to be provided by the Borrower to the Lender in accordance with Clause 10.6(b) of this Agreement;

“Approved Manager” means Star Bulk Management Inc., a corporation incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, or any other company which the Lender may, from time to time, approve as the manager of the Ship;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)	30 July 2008 (or such later date as the Lender may agree with the Borrower); or

(b)	if earlier, the date on which the Commitment is fully borrowed, cancelled or terminated;

“Borrower” means Star Bulk Carriers Corp., a corporation incorporated and existing under the laws of Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Business Day” means a day on which banks are open in London, Piraeus and Athens and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Charterer”  means Korea Lines Corporation of Seoul, Korea;

“Charterparty Assignment”  means an assignment of the rights of the Owner under the Initial Charterparty or, as the case may be, any Future Charterparty executed or, as the context may require, to be executed by the Owner in favour of the Lender, in each case, in such form as the Lender may approve or require;

“Commitment” means $35,000,000, as that amount may be reduced, cancelled or terminated in accordance with this Agreement;

“Compliance Certificate” means a certificate in the form set out in Schedule 3 (or in any other form which the Lender approves or requires);

“Compliance Date”  means 31 March, 30 June, 30 September and 31 December in each calendar year (or such other dates as of which the Borrower prepares its consolidated financial statements which it is required to deliver to the Lender pursuant to Clause 10.6);

“Contract Price”  means $68,800,000 being the purchase price for “STAR COSMO” payable by the Owner to the Seller pursuant to the MOA;

“Contractual Currency” has the meaning given in Clause 20.4;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means the date requested by the Borrower for the Loan to be made, or (as the context requires) the date on which is actually made;

“Drawdown Notice” means the notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner or the Lender and which arise out of the use or operation of the Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Earnings Account”  means an account in the name of the Owner with the Lender designated “Star Cosmo LLC - Earnings Account” or any other account (with that or another office of the Lender) which is designated by the Lender as the Earnings Account for the purpose of this Agreement;

“EBITDA”  means, in relation to a Compliance Date or for any accounting period, the consolidated net income of the Group for that accounting period:

(a)	plus, to the extent deducted in computing consolidated net income of the Group for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign taxes and tax distributions;

(ii)	Net Interest Expenses; and

(iii)
depreciation, depletion, amortisation of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortisation of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;

(b)
minus, to the extent added in computing consolidated net income of the Group for that accounting period, any non-cash income or non-cash gains and any extraordinary gains not incurred in the ordinary course of business;

all determined on a consolidated basis in accordance with generally accepted accounting principles and as shown in the Accounting Information;

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from the Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or the Owner and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Owner and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 18.1;

“Finance Documents”  means:

(a)	this Agreement;

(b)	the Guarantee;

(c)	the Mortgage;

(d)	the General Assignment;

(e)	the Account Pledge;

(f)	the Manager’s Undertaking;

(g)	any Charterparty Assignment; and

(h)
any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, the Owner or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

“Fleet Vessels”  means, together, all of the vessels (including, but not limited to, the Ship) from time to time owned by members of the Group and, in the singular, means any of them;

“Future Charterparty”  means any time charterparty, consecutive voyage charter or contract of affreightment in respect of the Ship (other than the Initial Charterparty) of a duration (or capable of being or exceeding a duration) of 11 months or more and any guarantee of such charter or other contract of employment in respect of the Ship to be entered into by the Owner and a charterer approved by the Lender in form and substance satisfactory to the Lender;

“GAAP”  means generally accepted accounting principles as from time to time in effect in the United States of America;

“General Assignment” means a general assignment of the Earnings, the Insurances and any Requisition Compensation of the Ship, in such form as the Lender may approve or require;

“Group” means, together, the Borrower, the Owner and all their respective subsidiaries and any other companies in the same beneficial ownership as the Borrower and/or the Owner;

“Guarantee”  means a guarantee of the Borrower’s obligations under this Agreement and the other Finance Documents to which it is a party executed or to be executed by the Owner in favour of the Lender in such form as the Lender shall approve or require;

“IACS” means the International Association of Classification Societies;

“Initial Charterparty”  means the time charterparty dated 7 March 2008 in relation to the Ship made between the Seller and the Charterer as amended and supplemented by a novation agreement dated 5 June 2008 made between the Owner, the Seller and the Charterer pursuant to which the Seller has novated that charterparty in favour of the Owner;

“Insurances” means:

(a)
all policies and contracts of insurance (including in respect of hull and machinery risks), including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Interest Period” means a period determined in accordance with Clause 5;

“ISM Code” means, in relation to its application to the Owner, the Ship and its operation:

(a)
‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)
all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing  the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organisations pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a)	the document of compliance (DOC) and safety management certificate (SMC) issued pursuant to the ISM Code in relation to the Ship within the periods specified by the ISM Code; and

(b)	all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require; and

(c)	any other documents which are prepared or which are otherwise relevant to establish and maintain the Ship’s or the compliance of the Owner with the ISM Code which the Lender may require;

“ISM SMS” means the safety management system for the Ship which is required to be developed, implemented and maintained under the ISM Code;

“ISPS Code”  means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) and the mandatory ISPS Code as adopted by a Diplomatic Conference of the IMO on Maritime Security in December 2002 and includes any amendments or extensions to it and any regulation issued pursuant to it but shall only apply insofar as it is applicable law in the Ship’s flag state and any jurisdiction on which the Ship is operated;

“ISPS Code Documentation”  includes:

(a)	the International Ship Security Certificate issued pursuant to the ISPS Code in relation to the Ship within the period specified in the ISPS Code; and

(b)	all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Lender may require;

“ISSC”  means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Lender” means Piraeus Bank A.E. acting through its office at 47-49 Akti Miaouli, Piraeus, Greece (or through another branch notified to the Borrower under Clause 25.6) or its successor or assign;

“Leverage Ratio” means, at any relevant time, the ratio of:

(a)	the Total Liabilities (less all Liquid Funds); and

(b)	the Market Value Adjusted Total Assets (including, without limitation, the Ship);

“LIBOR”  means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement, “REUTERS BBA Page LIBOR 01” means the display designated as “REUTERS BBA Page LIBOR 01” on the Reuters Money News Services or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Lender to be the arithmetic mean of the rates per annum at which deposits in Dollars are offered to the Lender by leading banks in the London Interbank Market at the Lender’s request of or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Liquid Funds” means, in respect of the relevant period, the aggregate of cash in hand held by members of the Group with banks or other financial institutions of at least investment grade rating which is free of any Security Interest;

“Loan” means the principal amount for the time being outstanding under this Agreement;

“Major Casualty” means any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $250,000 or the equivalent in any other currency;

“Management Agreement”  means an agreement made or to be made between the Owner and the Approved Manager in respect of the commercial and/or technical management of the Ship to be in form and substance in every respect satisfactory to the Lender;

“Manager’s Undertaking”  means an undertaking to be issued by the Approved Manager agreeing certain matters in relation to the management of the Ship to be such form as the Lender may approve or require;

“Margin”  means 1.325 per cent. per annum;

“Market Value”  means, in relation to the Ship and each Fleet Vessel the market value thereof calculated  in accordance with Clause 14.4;

“Market Value Adjusted Total Assets”  means, at any time, Total Assets adjusted to reflect the difference between the book values of all Fleet Vessels and the aggregate Market Value of all Fleet Vessels and lease transactions relating to any Fleet Vessels;

“MOA” means the memorandum of agreement dated 22 May 2008 as amended and supplemented by addendum No.1 dated 1 June 2008, each entered into between the Seller and the Owner in respect of the sale of the Ship;

“Mortgage” means the first preferred Marshall Islands ship mortgage on the Ship, in such form as the Lender may approve or require;

“Negotiation Period” has the meaning given in Clause 4.6;

“Net Interest Expenses”  means, as of any Compliance Date, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members of the Group during that accounting period less interest income received, determined on a consolidated basis in accordance with generally accepted accounting principles and as shown in the Accounting Information;

“Owner”  means Star Cosmo LLC, a limited liability company formed in the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Payment Currency” has the meaning given in Clause 20.4;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to the Ship not prohibited by this Agreement;

(e)
liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Owner in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 13.12(h);

(f)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owner is prosecuting or defending such other than in good faith by appropriate steps; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment other than taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

 “Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Relevant Person” has the meaning given in Clause 18.7;

“Repayment Date” means a date on which a repayment is required to be made under Clause 8;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Secured Liabilities” means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Cover Percentage”  means, at any relevant time, the aggregate of the amounts referred in paragraphs (a) and (b) of Clause 14.1 expressed as a percentage of the Loan;

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means the Owner, the Approved Manager and any other person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the final paragraph of the definition of “Finance Documents”;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrower and the Security Parties that:

(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	neither the Borrower nor any Security Party has any future or contingent liability under Clause 19, 20, or 21 or any other provision of this Agreement or another Finance Document; and

(d)
the Lender does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Seller” means Empress Holding Limited, a corporation incorporated and existing under the laws of Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Ship”  means the 2005-built bulk carrier of 52,200 metric deadweight tons currently registered in the ownership of the Seller under the Marshall Islands flag with the name “VICTORIA” to be acquired by the Owner pursuant to the MOA and registered in the ownership of the Owner under the same flag with the name “STAR COSMO”;

“Total Assets” means, as of any Compliance Date, the aggregate value of all assets of the Group included in the most recent Accounting Information as “current assets” and the value of all investments (valued in accordance with GAAP) and all other tangible and intangible assets of the Group properly included in the most recent Accounting Information as “fixed assets” in accordance with GAAP;

“Total Liabilities” means, as of any Compliance Date, the total liabilities of the Group as at that Compliance Date as shown in the most recent Accounting Information delivered by the Borrower pursuant to Clause 10.6;

“Total Loss” means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension); and

(c)	any condemnation of the Ship by any tribunal or by any person or persons claiming to be a tribunal; and

(d)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless she is within 30 days redelivered to the full control of the Owner;

“Total Loss Date” means:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Owner with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred.

1.2	Construction of certain terms. In this Agreement:

“approved” means, for the purposes of Clause 12, approved in writing by the Lender;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, fax or telex;

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means all insurances effected, or which the Owner is obliged to effect, under Clause 12 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls)(1/11/1995).

1.3
Meaning of “month”.  A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation. In this Agreement:

(a)
references in Clause 1.1 to a Finance Document or any other document being in a particular form include references to that form with any modifications to that form which the Lender approves or reasonably requires;

(b)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1
Amount of facility.  Subject to the other provisions of this Agreement, the Lender shall make available to the Borrower, in a single advance, a loan facility of up to $35,000,000 (being approximately 55 per cent. of the Contract Price).

2.2	Purpose of Loan. The Borrower undertakes with the Lender to use the Loan only for the purpose stated in the preamble to this Agreement and Clause 3.2.

3	DRAWDOWN

3.1
Request for Loan.  Subject to the following conditions, the Borrower may request the Loan to be advanced by ensuring that the Lender receives the completed Drawdown Notice not later than 11.00 a.m. (Piraeus time) 3 Business Days prior to the intended Drawdown Date.

3.2	Availability. The conditions referred to in Clause 3.1 are that:

(a)	the Drawdown Date has to be a Business Day during the Availability Period;

(b)	the Loan shall be on-lent by the Borrower to the Owner and shall be used for the purpose of part-financing the Contract Price of the Ship;

(c)	the Loan shall be in an amount not exceeding $35,000,000 (being approximately 55 per cent. of the Contract Price of the Ship payable pursuant to the MOA); and

(d)	the Loan shall not exceed the Commitment.

3.3
Drawdown Notice irrevocable.  The Drawdown Notice must be signed by an authorised signatory or director of the Borrower; and once served, the Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4
Disbursement of Loan.  Subject to the provisions of this Agreement, the Lender shall on the Drawdown Date advance the Loan to the Borrower; and payment to the Borrower shall be made to the account of the Seller which the Borrower specifies in the Drawdown Notice.

3.5
Disbursement of Loan to third party.  The payment by the Lender under Clause 3.4 shall constitute the advance of the Loan and the Borrower shall at that time become indebted, as principal and direct obligor, to the Lender in an amount equal to the Loan.

4	INTEREST

4.1	Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.2
Normal rate of interest.  Subject to the terms of this Agreement, the rate of interest applicable to the Loan (or any part thereof) for each Interest Period relating thereto shall be the aggregate of (i) the Margin and (ii) LIBOR for that Interest Period.

4.3
Payment of accrued interest.  In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.4
Notification of market disruption.  The Lender shall promptly notify the Borrower if no rate is quoted on Reuters BBA Page LIBOR 01 or if for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund the Loan (or any part of it) during any Interest Period, stating the circumstances which have caused such notice to be given.

4.5
Suspension of drawdown.  If the Lender's notice under Clause 4.4 is served before the Loan is made, the Lender's obligation to make the Loan shall be suspended while the circumstances referred to in the Lender's notice continue.

4.6
Negotiation of alternative rate of interest.  If the Lender’s notice under Clause 4.4 is served after the Loan is made, the Borrower and the Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Lender serves its notice under Clause 4.4 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan during the Interest Period concerned.

4.7
Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.8
Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the Loan plus the Margin; and the procedure provided for by this Clause 4.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.9
Notice of prepayment.  If the Borrower does not agree with an interest rate set by the Lender under Clause 4.8, the Borrower may give the Lender not less than 15 Business Days' notice of its intention to prepay at the end of the interest period set by the Lender.

4.10
Prepayment.  A notice under Clause 4.9 shall be irrevocable; and on the last Business Day of the interest period set by the Lender, the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin.

4.11	Application of prepayment. The provisions of Clause 7 shall apply in relation to the prepayment.

5	INTEREST PERIODS

5.1
Commencement of Interest Periods.  The first Interest Period applicable to the Loan shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2	Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period in respect of the Loan shall be:

(a)	1, 3, 6 or 9 months as notified by the Borrower to the Lender not later than 11.00 a.m. (Piraeus time) 3 Business Days before the commencement of the Interest Period;

(b)	3 months, if the Borrower fails to notify the Lender by the time specified in paragraph (a) above; or

(c)	such other period as the Lender may agree with the Borrower.

5.3	Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

5.4
Non-availability of matching deposits for Interest Period selected.  If, after the Borrower has selected and the Lender has agreed an Interest Period longer than 6 months, the Lender notifies the Borrower by 11.00 a.m. (Piraeus time) on the second Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

6	DEFAULT INTEREST

6.1
Payment of default interest on overdue amounts.  The Borrower shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by the Borrower under any Finance Document which the Lender does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 18.4, the date on which it became immediately due and payable.

6.2
Default rate of interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 6.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 6.3(b).

6.3	Calculation of default rate of interest. The rates referred to in Clause 6.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)	the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:

(i)	LIBOR; or

(ii)
if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.

6.4
Notification of interest periods and default rates.  The Lender shall promptly notify the Borrower of each interest rate determined by it under Clause 6.3 and of each period selected by it for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Lender's notification.

6.5
Payment of accrued default interest.  Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

6.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7	REPAYMENT AND PREPAYMENT

7.1
Repayment instalments.  The Borrower shall repay the Loan by (a) 24 consecutive three-monthly instalments of (i) in the case of the first to fourth instalments (inclusive), in the amount of $1,500,000 each, (ii) in the case of the fifth to eighth instalments (inclusive), in the amount of $1,250,000 each, (iii) in the case of the ninth to twelfth instalments (inclusive), in the amount of $875,000 each and (iv) in the case of the thirteenth to twenty forth instalments (inclusive), in the amount of $500,000 each and (b) a balloon payment in the amount of $14,500,000 (the “Balloon Instalment”)  Provided that if the Loan is drawdown in less than the maximum available amount thereof, each repayment instalment (including the Balloon Instalment) shall be reduced pro rata by an amount in aggregate equal to such undrawn amount.

7.2
Repayment Dates.  The first repayment instalment for the Loan shall be repaid on the date falling 3 months after the Drawdown Date, each subsequent repayment instalment shall be repaid at 3-monthly intervals thereafter and the last instalment shall be repaid, together with the Balloon Instalment, on the date falling on the sixth anniversary of the Drawdown Date.

7.3	Final Repayment Date. On the final Repayment Date, the Borrower shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.

7.4	Voluntary prepayment. Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

7.5	Conditions for voluntary prepayment. The conditions referred to in Clause 7.4 are that:

(a)	a partial prepayment shall be in an amount of $500,000 or a higher integral multiple thereof;

(b)	the Lender has received from the Borrower at least 30 days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)
the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any Security Party has been complied with.

7.6
Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.7	Mandatory prepayment. The Borrower shall be obliged to prepay the whole of the Loan:

(a)	if the Ship is sold, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)
if the Ship becomes a Total Loss, on the earlier of the date falling 180 days after the relevant Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

7.8
Amounts payable on prepayment.  A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 20.1(b) but without premium or penalty.

7.9
Application of partial prepayment.  Each partial prepayment shall be applied in inverse order of maturity against the repayment instalments (including the Balloon Instalment) which are outstanding at the relevant time.

7.10	No reborrowing. No amount prepaid may be reborrowed.

8	CONDITIONS PRECEDENT

8.1	Documents, fees and no default. The Lender's obligation to advance the Loan is subject to the following conditions precedent:

(a)	that, on or before the service of the Drawdown Notice, the Lender receives the documents described in Part A of Schedule 2 in form and substance satisfactory to it and its lawyers;

(b)	that, on the Drawdown Date but prior to the advance of the Loan, the Lender receives the documents described in Part B of Schedule 2 in form and substance satisfactory to it and its lawyers;

(c)	that before the service of the Drawdown Notice the Lender receives the arrangement fee referred to in Clause 19.1 and has received payment of the expenses referred to in Clause 19.2;

(d)	that both at the date of the Drawdown Notice and at the Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Loan;

(ii)
the representations and warranties in Clause 9.1 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 4.4 has occurred and is continuing; and

(iv)
there has been no material adverse change in the financial position, state of affairs or prospects of the Borrower, any Security Party or any member of the Group since the date of the Lender’s commitment letter (dated                                ) to the Borrower for the Loan, in the light of which the Lender considers that there is a significant risk that the Borrower or any other Security Party will later become unable to discharge its liabilities under the Finance Documents to which it is a party as they fall due;

(e)
that, if the ratio set out in Clause 14.1 were applied immediately following the advance of the Loan, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)
that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may request by notice to the Borrower prior to the Drawdown Date.

8.2
Waiver of conditions precedent.  If the Lender, at its discretion, permits the Loan to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Lender may specify).

9	REPRESENTATIONS AND WARRANTIES

9.1	General. The Borrower represents and warrants to the Lender as follows.

9.2	Status. The Borrower is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

9.3	Share capital and ownership. The Borrower has an authorised share capital divided into 54,530,989 common shares and 5,934,080 warrants each of $0.01 par value, issued in registered form.

9.4	Corporate power. The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Finance Documents to which it is a party; and

(b)	to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which it is a party.

9.5	Consents in force. All the consents referred to in Clause 9.4 remain in force and nothing has occurred which makes any of them liable to revocation.

9.6
Legal validity; effective Security Interests.  The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors' rights generally.

9.7	No third party Security Interests. Without limiting the generality of Clause 9.6, at the time of the execution and delivery of each Finance Document:

(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8
No conflicts.  The execution by the Borrower of each Finance Document to which it is a party, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets including, without limitation, its shareholding in the Owner.

9.9
No withholding taxes.  All payments which the Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

9.10	No default. No Event of Default or Potential Event of Default has occurred and is continuing.

9.11
Information.  All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 10.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 10.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower, the Owner or any other member of the Group from that disclosed in the latest of those accounts.

9.12
No litigation.  No legal or administrative action involving the Borrower, the Owner or any other member of the Group (including, without limitation, any action relating to any alleged or actual breach of the ISM Code and the ISPS code and/or any action relating to the MOA and the Initial Charterparty) has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken.

9.13
Validity and completeness of MOA and Initial Charterparty. The MOA and the Initial Charterparty each constitute valid, binding and enforceable obligations of the parties thereto in accordance with their terms; and:

(a)	the copies of each of the MOA and the Initial Charterparty delivered to the Lender before the date of this Agreement is a true and complete copy thereof; and

(b)	no amendments or additions to the MOA or the Initial Charterparty have been agreed nor has any party thereto waived any of their respective rights under the MOA or the Initial Charterparty.

9.14
No rebates etc.  There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Owner, the Seller or a third party in connection with the purchase by the Owner of the Ship other than as disclosed to the Lender in writing on or prior to the date of this Agreement (including, without limitation, any information disclosed in the Form F-1 registration statement and prospectus filed with the US Securities and Exchange Commission, a copy of which has been delivered to the Lender).

9.15	Compliance with certain undertakings. At the date of this Agreement, the Borrower is in compliance with Clauses 10.2, 10.4, 10.9 and 10.12.

9.16	Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower or its business.

9.17
ISM Code and ISPS Code compliance.  The Borrower will procure that the Owner and the Approved Manager obtain all necessary ISM Code Documentation and ISPS Code Documentation in connection with the Ship and comply with the ISM Code and the ISPS Code.

9.18
No money laundering.  Without prejudice to the generality of Clause 2.2, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

10	GENERAL UNDERTAKINGS

10.1	General. The Borrower undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security Period, except as the Lender may otherwise permit.

10.2	Title; negative pledge and pari passu ranking. The Borrower will:

(a)
own (directly or indirectly) the entire beneficial interest in the Owner free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents;

(b)	not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future; and

(c)
procure that its liabilities under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law.

10.3	No disposal of assets. The Borrower will not transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

10.4
Restriction on other liabilities or obligations to be incurred.  The Borrower will not incur, and will procure that the Owner will not incur, any liability or obligation except liabilities and obligations:

(a)	under the Finance Documents to which each is a party;

(b)	(in the case of the Owner), under the MOA and the Initial Charterparty and incurred in the normal course of its business of owning, operating and chartering the Ship; and

(c)
(in the case of the Borrower) incurred in the normal course of its business (which shall include, without limitation, incurring Financial Indebtedness for the financing of the vessels owned by its subsidiaries guaranteeing the obligations of its subsidiaries and all other matters reasonably incidental thereto).

10.5
Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

10.6	Provision of financial statements. The Borrower will send to the Lender:

(a)
as soon as possible, but in no event later than 180 days after the end of each financial year of the Borrower (commencing with the financial year ended 31 December 2007), the audited consolidated accounts of the Group for that financial year;

(b)
as soon as possible, but in no event later than 60 days after the end of each quarterly period in each financial year of the Borrower (commencing with the financial quarter ended on 30 June 2008), the combined unaudited accounts of the Group for that 3- month period certified in each case as to their correctness by the chief financial officer of the Borrower; and

(c)
promptly after each request by the Lender, such further financial information about the Borrower, the Owner, the Group and/or the Ship including, but not limited to, charter arrangements, Financial Indebtedness, operating expenses and loan repayment profiles, as the Lender may require.

10.7	Form of financial statements. All accounts (audited and unaudited) delivered under Clause 10.6 will:

(a)	be prepared in accordance with all applicable laws and GAAP;

(b)	give a true and fair view of the state of affairs of the Group at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the Group; and

(d)
be accompanied by a certificate signed by a certificate signed by the chief financial officer of the Borrower confirming that, as at the date of the certificate, no Event of Default has occurred and is continuing.

10.8
Shareholder and creditor notices.  The Borrower will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to all of the Borrower's shareholders or creditors or any class of them.

10.9	Consents. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)	for the Borrower and the Owner to perform their respective obligations under any Finance Document to which each is a party;

(b)	for the validity or enforceability of any Finance Document;

(c)	for the Owner to continue to own and operate the Ship,

and the Borrower will comply (or procure compliance) with the terms of all such consents.

10.10	Maintenance of Security Interests. The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.11
Notification of litigation.  The Borrower will provide the Lender with details of any legal or administrative action involving the Borrower, the Owner, any other Security Party, the Approved Manager, the Ship or the Earnings or the Insurances of the Ship as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of the Finance Documents.

10.12
Principal place of business.  The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at Clause 28.2(a); and the Borrower will not establish, or do anything as a result of which it would be deemed to have a place of business in the United Kingdom or the United States of America.

10.13
Confirmation of no default.  The Borrower will, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by an officer or director of the Borrower and which (based on its most recent annual or interim financial statements):

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

10.14	Notification of default. The Borrower will notify the Lender as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will thereafter keep the Lender fully up-to-date with all developments.

10.15	Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information relating:

(a)	to the Borrower, the Owner, any other member of the Group, the Ship, the Approved Manager or any other Security Party, the Insurances or the Earnings; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document,

which may be requested by the Lender at any time.

10.16	No amendment to MOA or Initial Charterparty. The Borrower will procure that the Owner will not agree to any amendment or supplement to (in the case of the Owner) the MOA or the Initial Charterparty.

10.17
Ownership.  The Borrower shall ensure that (a) it shall remain the direct or indirect owner of all of the limited liability company interests in the Owner and (b) there shall be no change in the legal and beneficial ownership of the shares in the Owner.

10.18
General and administrative costs.  The Borrower shall ensure that the payment of all the general and administrative costs of the Borrower and the Owner in connection with the ownership and operation of the Ship (including, without limitation, the payment of the management fee pursuant to the Management Agreement) shall be fully subordinated to the payment obligations of the Borrower and the Owner under this Agreement and the other Finance Documents throughout the Security Period.

10.19
Money laundering.  Promptly upon the Lender’s request the Borrower will supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender in order to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by the Finance Documents and to the identity of any parties to the Finance Documents and their directors and officers.

11	CORPORATE UNDERTAKINGS

11.1	General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Lender may otherwise permit.

11.2	Maintenance of status. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

11.3	Negative undertakings. The Borrower will not:

(a)	change the nature of its business; or

(b)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in the Borrower's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected;

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length  Provided that this shall not prevent or restrict the Borrower from on-lending the Loan to the Owner;

(c)	allow the Owner to open or maintain any account with any bank or financial institution except accounts with the Lender for the purpose of the Finance Documents;

(d)
issue, allot or grant any person a right to any shares in its capital or repurchase (other than through the share repurchase schemes disclosed by the Borrower to the Lender on or prior to the date of this Agreement) or reduce its issued share capital; or

(e)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

11.4
Subordination of rights of Borrower.  All rights which the Borrower at any time has (whether in respect of the Loan or any other transaction) against any Owner or its assets shall be fully subordinated to the rights of the Lender under the Finance Documents; and in particular, the Borrower shall not during the Security Period:

(a)	claim, or in a bankruptcy of the Owner or prove for any amount payable to the Borrower by the Owner, whether in respect of the Loan or any other transaction;

(b)	take or enforce any Security Interest for any such amount; or

(c)	claim to set-off any such amount against any amount payable by the Borrower to the Owner.

11.5	Financial Covenants. The Borrower undertakes that at all times:

(a)	the Interest Coverage Ratio shall not be less than 2:1;

(b)	the Leverage Ratio shall not be greater than 0.6:1; and

(c)	the Borrower will maintain Liquid Funds in an aggregate amount of at least $500,000 per Fleet Vessel.

11.6
Compliance Check.  Compliance with the undertakings contained in Clause 11.5 shall be determined as at each Compliance Date by reference to, in the case of the compliance check as at each of 31 March, 30 June and 30 September in each financial year, the unaudited consolidated accounts of the Group for the financial quarters ending on such date in each financial year delivered by the Lender pursuant to this Agreement and for the compliance check as at 31 December in each financial year, the audited consolidated accounts for that financial year of the Group  delivered to the Lender pursuant to this Agreement. At the same time as it delivers those consolidated accounts, the Borrower shall deliver to the Lender a Compliance Certificate signed by the chief financial officer of the Borrower.

11.7	Dividends. The Borrower may pay dividends or make any other form of distribution subject to the satisfaction of the following conditions:

(a)
the Lender has received a certificate issued by the chief financial officer of the Borrower on the date on which the payment of the dividend is declared which confirms that no Event of Default has occurred which is continuing and that no Event of Default or Potential Event of Default will result from the payment of the dividend or the making of the distribution; and

(b)	the Lender is satisfied that on the date on which the certificate referred to in paragraph (a) is issued, the Security Cover Percentage is equal to at least 125 per cent.

12	INSURANCE

12.1
General.  The Borrower also undertakes with the Lender to procure that the Owner will comply with the following provisions of this Clause 12 at all times during the Security Period (after the Ship has been delivered to the Owner in accordance with the MOA) except as the Lender may otherwise permit.

12.2	Maintenance of obligatory insurances. The Borrower shall procure that the Owner shall keep the Ship insured at the expense of the Owner against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (including protection and indemnity war risks);

(c)
in the case of protection and indemnity war risks, in an amount equal to the amount for which the war risks under the hull policies are effected (including, without limitation, protection and indemnity war risks in excess of the amount of war risks (hull));

(d)	protection and indemnity risks in excess of the limit of cover for oil pollution liability risks included within the protection and indemnity risks; and

(e)
any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for the Owner to insure and which are specified by the Lender by notice to the Owner.

12.3	Terms of obligatory insurances. The Borrower shall procure that the Owner shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) an amount equal to 125 per cent. of the Loan and (ii) the Market Value of the Ship; and

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the international group of protection and indemnity clubs) and the international marine insurance market (currently $1,000,000,000);

(d)	in relation to protection and indemnity risks, in respect of the full value and tonnage of the Ship;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.4	Further protections for the Lender. In addition to the terms set out in Clause 12.3, the Borrower shall procure that the obligatory insurances shall:

(a)	name the Lender as sole loss payee with such directions for payment as the Lender may specify;

(b)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(c)
provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Lender in respect of any rights or interests (secured or not) held by or available to the Lender in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the Owner or the Lender) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;

(e)	provide that the Lender may make proof of loss if the Owner fails to do so; and

(f)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Lender, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Lender for 30 days (or 7 days in the case of war risks) after receipt by the Lender of prior written notice from the insurers of such cancellation, change or lapse.

12.5	Renewal of obligatory insurances. The Borrower shall procure that the Owner shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Owner proposes to renew that insurance and of the proposed terms of renewal; and

(ii)	in case of any substantial change in insurance cover, obtain the Lender’s approval to the matters referred to in paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew the insurance in accordance with the Lender’s approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6
Copies of policies; letters of undertaking.  The Borrower shall procure that the Owner shall ensure that all approved brokers provide the Lender with copies of all policies relating to the obligatory insurances which they effect or renew and of a letter or letters of undertaking in a form required by the Lender and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 12.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Owner or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions;

(e)
they will notify the Lender if any person other than the Owner is named as assured or co-assured in any of the obligatory insurances and shall procure that, upon the written request of the Lender, such additional assured or co-assured executes in favour of the Lender an assignment (in such form as the Lenders may approve or require) of its interest in the obligatory insurances; and

(f)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by the Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Lender.

12.7
Copies of certificates of entry.  The Borrower shall procure that the Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Lender with:

(a)	a certified copy of the certificate of entry for the Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Lender; and

(c)
where required to be issued under the terms of insurance/indemnity provided by the Owner’s protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the Owner in accordance with the requirements of such protection and indemnity association; and

(d)
a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship if applicable.

12.8
Deposit of original policies.  The Borrower shall procure that the Owner shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

12.9
Payment of premiums.  The Borrower shall procure that the Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lender.

12.10
Guarantees.  The Borrower shall procure that the Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11	Restrictions on employment. The Borrower shall procure that the Owner will not employ the Ship, nor permit her to be employed, outside the cover provided by any obligatory insurances.

12.12
Compliance with terms of insurances.  The Borrower shall procure that the Owner shall not do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a)
the Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 12.7(c) above) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b)	the Owner shall not make any changes relating to the classification or classification society or manager or operator of the Ship unless approved by the underwriters of the obligatory insurances;

(c)
the Owner shall not make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
the Owner shall not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.13
Alteration to terms of insurances.  The Borrower shall procure that the Owner shall neither make nor agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance without the prior written consent of the Lender.

12.14
Settlement of claims.  The Borrower shall procure that the Owner shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.15
Provision of copies of communications.  The Borrower shall procure that the Owner shall provide the Lender, at the time of each such communication, copies of all written communications between the Owner and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	the Owner’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between the Owner and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

12.16
Provision of information.  In addition, the Borrower shall procure that the Owner shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 12.17 below or dealing with or considering any matters relating to any such insurances and the Borrower shall, within a reasonable time following the Lender’s demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) above.

12.17
Mortgagee's interest insurances.  The Lender shall be entitled from time to time to effect, maintain and renew a mortgage’s interest insurance in an amount equal to 110 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing such insurance or dealing with, or considering, any matter arising out of such insurance.

12.18
Review of insurance requirements.  The Lender shall be entitled to review the requirements of this Clause 12 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting the Owner or the Ship and their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Owner may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrower.

12.19
Modification of insurance requirements.  The Lender shall notify the Borrower of any proposed modification under Clause 12.18 to the requirements of this Clause 12 which the Lender, acting up the advice of their insurance consultants considers appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 12 and shall bind the Borrower accordingly.

12.20
Compliance with mortgagee's instructions.  The Lender shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require the Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Lender until the Owner implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 12.19.

13	SHIP COVENANTS

13.1
General.  The Borrower also undertakes with the Lender to procure that the Owner shall comply with the following provisions of this Clause 13 at all times during the Security Period (after the Ship has been delivered to the Owner in accordance with the MOA) except as the Lender may otherwise permit.

13.2
Ship's name and registration.  The Borrower shall procure that the Owner shall keep the Ship owned by it registered in its ownership under the Marshall Islands flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship.

13.3	Repair and classification. The Borrower shall procure that the Owner shall keep the Ship in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the highest class with Det Norske Veritas (or such other first-class classification society which is a member of IACS acceptable to the Lender) free of overdue recommendations and conditions of such classification society; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the Marshall Islands or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code, the ISPS Code, the ISM Code Documentation and the ISPS Code Documentation.

13.4
Modification.  The Borrower shall procure that the Owner shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on her which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce her value.

13.5
Removal of parts.  The Borrower shall procure that the Owner shall not remove any material part of the Ship, or any item of equipment installed on, the Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on the Ship the property of the Owner and subject to the security constituted by the Mortgage and if applicable, the Deed of Covenant relative to the Ship Provided that the Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

13.6
Surveys.  The Borrower shall procure that the Owner shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender (at the expense of the Borrower) with copies of all survey reports.

13.7
Inspection.  The Borrower shall procure that the Owner shall permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect her condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.  All fees and expenses incurred in relation to the appointment of surveyors shall be for the account of the Borrower.

13.8	Prevention of and release from arrest. The Borrower shall procure that the Owner shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, her Earnings or her Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship, her Earnings or her Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship, her Earnings or her Insurances and, forthwith upon receiving notice of the arrest of the Ship, or of her detention in exercise or purported exercise of any lien or claim, the Owner shall  procure her release by providing bail or otherwise as the circumstances may require.

13.9	Compliance with laws etc. The Borrower shall procure that the Owner and the Approved Manager shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by the Owner, its ownership, operation and management or to the business of the Owner;

(b)	not employ the Ship nor allow her employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the Owner has (at its expense) effected any special, additional or modified insurance cover required for it to enter or trade to any war zone.

13.10	Provision of information. The Borrower shall procure that the Owner shall promptly provide the Lender with any information which the Lender requests regarding:

(a)	the Ship, her employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship;

(d)	any towages and salvages;

(e)	its compliance or the compliance of the Ship with the ISM Code and the ISPS Code,

and, upon the Lender's request, provide copies of any current charter relating to the Ship and of any current charter guarantee, and copies of the ISM Code Documentation and the ISPS Code Documentation.

13.11	Notification of certain events. The Borrower shall procure that the Owner shall immediately notify the Lender by letter of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or her Earnings or any requisition of the Ship for hire;

(e)	any intended dry docking of the Ship;

(f)	any Environmental Claim made against the Owner or in connection with the Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against the Owner, the Approved Manager or otherwise in connection with the Ship; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with and the Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of the Owner’s, the Approved Manager’s  or any other person's response to any of those events or matters.

13.12	Restrictions on chartering, appointment of managers etc. The Borrower shall procure that the Owner shall not:

(a)	let the Ship owned by it on demise charter for any period;

(b)
other than the Initial Charterparty or Future Charterparty, enter into any time or consecutive voyage charter in respect of the Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 11 months;

(c)	change the terms on which the Ship is employed or the identity of the person by whom the Ship is employed;

(d)	enter into any charter in relation to the Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(e)	charter the Ship otherwise than on bona fide arm's length terms at the time when the Ship is fixed;

(f)	appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager’s appointment;

(g)	de-activate or lay up the Ship; or

(h)
put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $250,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise.

13.13
Notice of Mortgage.  The Borrower shall procure that the Owner shall keep the Mortgage applicable to the Ship registered against the Ship as a valid first preferred mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Owner to the Lender.

13.14	Sharing of Earnings. The Borrower shall procure that the Owner shall not:

(a)	enter into any agreement or arrangement for the sharing of any Earnings;

(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of the Owner to any Earnings; or

(c)	enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

13.15
Charterparty Assignment.  If the Owner enters into any Future Charterparty, the Borrower shall, at the request of the Lender, procure that the Owner executes in favour of the Lender a Charterparty Assignment in respect of that Charterparty, and shall deliver to the Lender such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Schedule 2, Part A as the Lender may require.

14	SECURITY COVER

14.1	Provision of additional security cover; prepayment of Loan. The Borrower undertakes with the Lender that if the Lender notifies the Borrower that:

(a)	the Market Value of the Ship; plus

(b)	the net realisable value of any additional security previously provided under this Clause 14;

is below 125 per cent. of the Loan, the Borrower will, within 14 days after the date on which the Lender’s notice is served, either:

(i)
provide, or ensure that a third party provides, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and which, if it consists of or includes a Security Interest, covers such asset or assets and is documented in such terms as the Lender may approve or require; or

(ii)	prepay in accordance with Clause 7 such part (at least) of the Loan as will eliminate the shortfall.

14.2
Meaning of additional security.  In Clause 14.1 “security” means a Security Interest over an asset or assets (including, without limitation a vessel (other than a Ship)) (whether securing the Borrower’s liabilities under the Finance Documents or a guarantee in respect of those liabilities), or a guarantee, letter of credit, cash deposit or other security in respect of the Borrower’s liabilities under the Finance Documents.

14.3
Requirement for additional documents.  The Borrower shall not be deemed to have complied with Clause 14.1 (i) above until the Lender has received in connection with the additional security certified copies of documents of the kinds referred to in paragraphs 3, 4 and 5 of Schedule 2, Part A and such legal opinions in terms acceptable to the Lender from such lawyers as they may select.

14.4	Valuation of Ship. The market value of the Ship at any date is that shown by a valuation prepared:

(a)	as at a date not more than 15 days previously;

(b)	addressed to the Lender;

(c)	by an independent ship sale and purchase broker appointed or approved by the Lender;

(d)	with or without physical inspection of the Ship (as the Lender may require);

(e)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(f)	with or without at the option of the Lender; and

(g)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

14.5
Value of additional security.  The net realisable value of any additional security which is provided under Clause 14.1 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 14.4.

14.6	Valuations binding. Any valuation under Clause 14.4 shall be binding and conclusive as regards the Borrower.

14.7
Provision of information.  The Borrower shall promptly provide the Lender and any independent ship sale and purchase shipbroker or expert acting under Clause 14.4 with any information which the Lender or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide within 3 Business Days following such request, the valuation may be made on any basis and assumptions which the independent ship sale and purchase shipbroker or the Lender (or the expert appointed by it) considers prudent.

14.8
Payment of valuation expenses.  Without prejudice to the generality of the Borrower’s obligations under Clauses 19.2, 19.3 and 20.3, the Borrower shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause.

15	PAYMENTS AND CALCULATIONS

15.6	Currency and method of payments. All payments to be made by the Borrower to the Lender under a Finance Document shall be made to the Lender:

(a)	by not later than 11.00 a.m. (Piraeus time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)
to the account of the Lender at Bank of New York, USA or credit to the account of the Lender (Account No 8033138548), or to such other account with such other bank as the Lender may from time to time notify to the Borrower.

15.7	Payment on non-Business Day. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.8
Basis for calculation of periodic payments.  All interest and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.9
Lender accounts.  The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

15.10
Accounts prima facie evidence.  If the account maintained under Clauses 15.9 shows an amount to be owing by the Borrower or a Security Party to the Lender, that account shall be prima facie evidence that that amount is owing to the Lender.

16	APPLICATION OF RECEIPTS

16.1	Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Lender under the Finance Documents other than those amounts referred to at (ii) and (iii) below (including, but without limitation, all amounts payable by the Borrowers under Clauses 19, 20 and 21 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Lender under the Finance Document (but shall have failed to pay or deliver to the Lender at the time of application or distribution under this Clause 16); and

(iii)	thirdly, in or towards satisfaction of the Loan;

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrower and the Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the foregoing provisions of this Clause 16.1; and

(c)	THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

16.2
Variation of order of application.  The Lender may, by notice to the Borrower and the Security Parties, provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3
Notice of variation of order of application.  The Lender may give notices under Clause 16.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4
Appropriation rights overridden.  This Clause 16 and any notice which the Lender gives under Clause 16.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

17	APPLICATION OF EARNINGS

17.1
Payment of Earnings.  The Borrower undertakes with the Lender to ensure that throughout the Security Period (subject only to provisions of the General Assignment), all the Earnings of the Ship are paid to the Earnings Account.

17.2	Location of accounts. The Borrower shall promptly:

(a)	comply, and ensure that the Owner complies, with any requirement of the Lender as to the location or re-location of the Earnings Account; and

(b)
execute, and ensure that the Owner executes, any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

17.3
Interest accrued on Earnings Account.  Any credit balance on the Earnings Account shall bear interest at the rate from time to time offered by the Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Lender likely to remain on the Earnings Account.

17.4	Release of accrued interest. Interest accruing under Clause 17.2 shall be freely available to the Owner.

17.5
Debits for expenses etc.  The Lender shall be entitled (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable to it under Clause 19 or 20 or payment of which it has become entitled to demand under Clause 19 or 20.

17.6	Borrower’s obligations unaffected. The provisions of this Clause 17 do not affect:

(a)	the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrower or any Security Party under any Finance Document.

18	EVENTS OF DEFAULT

18.1	Events of Default. An Event of Default occurs if:

(a)
the Borrower or any Security Party fails to pay when due or if so payable on demand, within 2 Business Days of such demand,  any sum payable under a Finance Document or under any document relating to a Finance Document unless such failure is due to a bank payment transmission error; or

(b)	any breach occurs of Clause 8.2, 10.2, 10.3, 10.16, 10.17, 11.2, 11.3, 11.5, 14.1 or 17.1; or

(c)
any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b) above if, in the opinion of the Lender, such default is capable of remedy and such default continues unremedied 10 Business Days after written notice from the Lender requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in any Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c) above); or

(e)
any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person (exceeding, in the case of the Borrower, $1,000,000 (or the equivalent in any other currency), in aggregate:.

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fall due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $1,000,000 or more or the equivalent in another currency; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)
a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

(v)	a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person; or

(vi)
a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(vii)
any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi) above; or

(viii)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Lender, is similar to any of the foregoing; or

(h)
the Borrower or any Security Party ceases or suspends carrying on or changes the nature of its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

(ii)	for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any consent necessary to enable the Owner to own, operate or charter the Ship or to enable the Borrower or any Security Party to comply with any provision which the Lender considers material of a Finance Document or the MOA is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)	without the prior consent of the Lender, Mr. Prokopios Tsirigakis ceases to be, at any time during the Security Period, the Chief Executive Officer of the Borrower; or

(l)	the shares of the Borrower cease to be quoted on the Nasdaq National Market in New York or any other international recognised stock exchange acceptable to the Lender; or

(m)
without the prior written consent or the Lender, a change has occurred after the date of this Agreement in the ownership of any of the shares in the Owner or in the ultimate control of the voting rights attaching to any of those shares; or

(n)
the Initial Charterparty is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Lender or by effluxion of time unless a replacement charter in all respects acceptable to the Lender, to be made between the Owner and a charterer acceptable to the Lender, is effected within 60 days of the cancellation or termination of the Initial Charterparty or the date on which the Initial Charterparty ceases to remain in full force and effect or being negotiated; or

(o)
any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(p)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(q)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of the Borrower or any Security Party; or

(ii)	any accident or other event involving the Ship or another vessel owned, chartered or operated by a Relevant Person;

in the light of which the Lender considers that there is a significant risk that the Borrower or any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

18.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default the Lender may:

(a)	serve on the Borrower a notice stating that the commitment and all obligations of the Lender to the Borrower under this Agreement are terminated; and/or

(b)
serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)	take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b) above, the Lender is entitled to take under any Finance Document or any applicable law.

18.3	Termination of Commitment. On the service of a notice under Clause 18.2(a) the Commitment, and all other obligations of the Lender to the Borrower under this Agreement, shall terminate.

18.4
Acceleration of Loan.  On the service of a notice under Clause 18.2(b), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5
Multiple notices; action without notice.  The Lender may serve notices Clauses 18.2(a) and (b) simultaneously or on different dates and it may take any action referred to in Clause 18.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.6	Exclusion of Lender liability. Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

18.7
Relevant Persons.  In this Clause 18 a “Relevant Person” means the Borrower, any Security Party and any other member of the Group; but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

18.8
Interpretation.  In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 18.1(g) “petition” includes an application.

19	FEES AND EXPENSES

19.1	Arrangement fee. The Borrower shall pay on the date of this Agreement to the Lender a non-refundable arrangement fee of $140,000 (representing 0.4 per cent. of the Commitment).

19.2
Costs of negotiation, preparation etc.  The Borrower shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document (including, without limitation, any legal fees or expenses incurred by the Lender with).

19.3
Costs of variations, amendments, enforcement etc.  The Borrower shall pay to the Lender, on the Lender's demand, the amount of all expenses (including without limitation any legal fees or expenses) incurred by the Lender in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 14 or any other matter relating to such security; or

(d)
such circumstances where the Lender, in its absolute opinion, considers that there has been a material change to the insurances in respect of the Ship, the review of the insurances of the Ship pursuant to Clause 12.18;

(e)	any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4
Documentary taxes.  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender's demand, fully indemnify the Lender against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

19.5
Certification of amounts.  A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20	INDEMNITIES

20.1
Indemnities regarding borrowing and repayment of Loan.  The Borrower shall fully indemnify the Lender on its demand in respect of all expenses, liabilities and losses which are incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 6);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 18,

and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.

20.2	Breakage costs. Without limiting its generality, Clause 20.1 covers any liability or loss, including a loss of a prospective profit, incurred by the Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

20.3
Miscellaneous indemnities.  The Borrower shall fully indemnify the Lender on its demand in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses or every king (“liability items”) which may be made or brought against or incurred by the Lender, in any country, in relation to:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;

(b)
any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document, other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Lender.

Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

20.4
Currency indemnity.  If any sum due from the Borrower or any Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

In this Clause 20.4, the “available rate of exchange” means the rate at which the Lender is able at the opening of business (Piraeus time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 20.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5
Certification of amounts.  A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	NO SET-OFF OR TAX DEDUCTION

21.1	No deductions. All amounts due from the Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

21.2	Grossing-up for taxes. If the Borrower is required by law to make a tax deduction from any payment:

(a)	the Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3
Evidence of payment of taxes.  Within one month after making any tax deduction, the Borrower shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

21.4
Exclusion of tax on overall net income.  In this Clause 21 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.

22	ILLEGALITY, ETC

22.1	Illegality. This Clause 22 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2
Notification and effect of illegality.  On the Lender notifying the Borrower under Clause 22.1, the Commitment shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under Clause 22.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full in accordance with Clause 7.

22.3
Mitigation.  If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the Lender under Clause 22.3, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

23	INCREASED COSTS

23.1	Increased costs. This Clause 23 applies if the Lender notifies the Borrower that it considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement (including, without limitation, any laws or regulations which shall replace, amend and/or supplement those set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled “International Convergence of Capital Management and Capital Structures”)) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Lender (or a parent company of it) has incurred or will incur an “increased cost”.

23.2	Meaning of “increased cost”. In this Clause 23, “increased cost” means:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining the Commitment or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

(b)	a reduction in the amount of any payment to the Lender under this Agreement or in the effective return which such a payment represents to the Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 20.1 or by Clause 21.

For the purposes of this Clause 23.2 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

23.3
Payment of increased costs.  The Borrower shall pay to the Lender, on its demand, the amounts which the Lender from time to time notifies the Borrower that it has specified to be necessary to compensate it for the increased cost.

23.4
Notice of prepayment.  If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 23.3, the Borrower may give the Lender not less than 14 days' notice of its intention to prepay the Loan at the end of an Interest Period.

23.5
Prepayment.  A notice under Clause 23.4 shall be irrevocable; and on the date specified in the Borrower’s notice of intended prepayment, the Commitment shall terminate and the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the  Margin.

23.6	Application of prepayment. Clause 7 shall apply in relation to the prepayment.

24	SET-OFF

24.1	Application of credit balances. The Lender may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrower to the Lender under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2
Existing rights unaffected.  The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

24.3	No Security Interest. This Clause 24 gives the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

25	TRANSFERS AND CHANGES IN LENDING OFFICE

25.1	Transfer by Borrower. The Borrower may not, without the consent of the Lender, transfer any of its rights or obligations under any Finance Document.

25.2	Assignment by Lender. The Lender may assign all or any of the rights and interests which it has under or by virtue of the Finance Documents to another bank or financial institution.

25.3
Rights of assignee.  In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4
Sub-participation; subrogation assignment.  The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

25.5
Disclosure of information.  The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.6	Change of lending office. The Lender may change its lending office by giving notice to the Borrower and the change shall become effective on the later of:

(a)	the date on which the Borrower receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26	VARIATIONS AND WAIVERS

26.1
Variations, waivers etc. by Lender.  A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

26.2
Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clause 26.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27	NOTICES

27.1
General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by registered letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

27.2	Addresses for communications. A notice shall be sent:

(a)	to the Borrower:	Aethrion Centre
40 Ag. Konstantinou Avenue
151 24 Marousi
Athens, Greece

Fax No: + 30 210 61 95 819
Attn: the Chief Financial Officer

(b)	to the Lender:	Piraeus Bank A.E.
47-49 Akti Miaouli
185 36 Piraeus
Greece

Fax No: +30 210 42 9 2601
Attn: Relationship Manager

or to such other address as the relevant party may notify the other.

27.3	Effective date of notices. Subject to Clauses 27.4 and 27.5:

(a)	a notice which is delivered personally shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)
a notice which is delivered by registered letter shall be deemed to be served, and shall take effect, 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at the relevant address; and

(c)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4	Service outside business hours. However, if under Clause 27.3 a notice would be deemed to be served:

(a)	on a day which is not a Business Day in the place of receipt; or

(b)	on such a Business Day, but after 5 p.m. local time,

the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

27.5
Illegible notices.  Clauses 27.3 and 27.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6
Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.7	English language. Any notice under or in connection with a Finance Document shall be in English.

27.8	Meaning of “notice”. In this Clause 28 “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28	SUPPLEMENTAL

28.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to the Lender are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

28.2
Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

28.3	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

28.4	Counterparts. A Finance Document may be executed in any number of counterparts.

29	LAW AND JURISDICTION

29.1	English law. This Agreement shall be governed by, and construed in accordance with, English law.

29.2	Exclusive English jurisdiction. Subject to Clause 29.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

29.3	Choice of forum for the exclusive benefit of the Lender. Clause 29.2 is for the exclusive benefit of the Lender, which reserves the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)
to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.  The Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

29.4
Process agent.  The Borrower irrevocably appoints Eurofin International Ltd. at its office for the time being presently at Chelsea Harbour, London SW10 0XD, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

29.5
Lender's rights unaffected.  Nothing in this Clause 28.4 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

29.6	Meaning of “proceedings”. In this Clause 28.4, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

DRAWDOWN NOTICE

To:	Piraeus Bank A.E.
47-49 Akti Miaouli
185 36 Piraeus
Greece

Attention: Loans Administration                                                                                                                                                                                              June 2008

DRAWDOWN NOTICE

2
We refer to the loan agreement (the “Loan Agreement”) dated           June 2008 and made between us, as Borrower, and you, as Lender, in connection with a loan facility of up to US$35,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

3	We request to borrow the Loan as follows:

(a)	Amount : $[●];

(b)	Drawdown Date: [●] 2008;

(c)	Duration of the first Interest Period: [●] months;

(d)	Payment instructions : [ ].

4	We represent and warrant that:

(a)	the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

5	This notice cannot be revoked without the prior consent of the Lender.

6	[We authorise you to deduct the arrangement fee referred to in Clause 19.1 from the amount of the Loan].

……………………………….

for and on behalf of

STAR BULK CARRIERS CORP.
SCHEDULE 2

CONDITION PRECEDENT DOCUMENTS

Part A

The following are the documents referred to in Clause 8.1(a).

1	A duly executed original:

(a)	this Agreement;

(b)	the Guarantee; and

(c)	the Accunt Pledge.

2	Copies of the certificate of incorporation and constitutional documents of the Borrower and the Owner.

3
Copies of resolutions of the directors of the Borrower and of the directors and shareholders of the Owner authorising the execution of each of the Finance Documents to which the Borrower or the Owner (as the case may be) is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notice and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower and the Owner.

5	Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document to which it is a party and, in the case of the Owner, the MOA.

6	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account.

7	Evidence satisfactory to the Lender that each Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

8	A copy of the MOA and of all documents signed or issued by the Owner or the Seller (or either of them) under or in connection with the MOA.

9
Such documentary evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution by the Seller of the MOA and of all documents to be executed by the Seller under the MOA.

10	All documentation required by the Lender in relation to the Borrower and any Security Party pursuant to the Lender’s “know your customer” requirements.

11	Documentary evidence that the agent for service of process named in Clause 28.4 has accepted its appointment.

12	Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Lender may require.

13	If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

PART B

The following are the documents referred to in Clause 8.1(b).

1
A copy of the Initial Charterparty (showing a net charter rate of not less than (i) $53,454 per day until 1 March 2009 (ii) $40,067 per day for the 12-month period commencing on 1 March 2009 and (iii) $26,575 per day for the 12-month period commencing on 1 March 2010) and of all documents signed or issued by the parties thereto under or in connection with the Initial Charterparty.

2
A duly executed original of the Mortgage, the Deed of Covenant, the General Assignment, the Account Pledge and (if applicable) any Charter Assignment for the Ship (and of each document to be delivered under each of them).

3	Documentary evidence that:

(a)
the Ship has been unconditionally delivered to, and accepted by, the Owner under the MOA and the full purchase price payable under the MOA (in addition to the part financed by the Loan) has been duly paid, together with a copy of the bill of sale and the other documents delivered by the Seller thereunder;

(b)	the Ship is definitively and permanently registered in the name of the Owner under the Marshall Islands flag;

(c)	the Ship is in the absolute and unencumbered ownership of the Owner save as contemplated by the Finance Documents;

(d)
the Ship maintains the highest available class with Det Norske Veritas (or such other first-class classification society which is a member of IACS as the Lender may approve) free of all overdue recommendations and conditions of such classification society;

(e)	the Mortgage has been duly registered against the Ship as a valid first preferred ship mortgage in accordance with the laws of the Marshall Islands; and

(f)	the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

4	A copy of the Management Agreement and a duly executed original of the Manager’s Undertaking in relation to the Ship.

5	Copies of:

(a)
the document of compliance (DOC) and safety management  certificate (SMC) referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of the Ship and the Approved Manager certified as true and in effect by the Owner; and

(b)	the ISPS Code Documentation in respect of the Ship and the Owner certified as true and in effect by the Owner.

6
A valuation (at the cost of the Borrower) of the Ship prepared by an independent ship broker appointed or approved by the Lender, addressed to the Lender, stated to be for the purpose of this Agreement and dated not earlier than 15 days before the Drawdown Date showing the Market Value of the Ship in an amount satisfactory to the Lender.

7	A favourable legal opinion from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Lender may require.

8	A favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the Ship as the Lender may require.

9	If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

Every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower or any other person acceptable to the Lender in its sole discretion.

SCHEDULE 3

FORM OF COMPLIANCE CERTIFICATE

To:	Piraeus Bank A.E.
47-49 Akti Miaouli
185 36 Piraeus
Greece

                                                               [●] 200[●]

Dear Sirs,

We refer to a loan agreement dated [●] 2008 (the “Loan Agreement”) made between (amongst others) yourselves and ourselves in relation to a term loan facility of up to $35,000,000.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.

We enclose with this certificate a copy of the [audited]/[unaudited] consolidated accounts for the Group for the [financial year] [3-month period] ended [●].  The accounts (i) have been prepared in accordance with all applicable laws and GAAP all consistently applied, (ii) give a true and fair view of the state of affairs of the Group at the date of the accounts and of its profit for the period to which the accounts relate and (iii) fully disclose or provide for all significant liabilities of the Group.

We also enclose copies of the valuations of all the Fleet Vessels which were used for the purpose of calculating the Leverage Ratio as at [●].

The Borrower represents that no Event of Default or Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]].  In addition as of [●], the Borrower confirms compliance with the financial covenants set out in Clause 11.5 of the Loan Agreement for the 3 months ending as of the date to which the enclosed accounts are prepared.

We now certify that, as at [●]:

(a)	the Interest Coverage Ratio is [●]:[●];

(b)	the Leverage Ratio is [●]:[●]; and

(b)	the Liquid Funds are $[●], representing $[●] per Fleet Vessel,

as shown in the attached calculation sheets.

This certificate shall be governed by, and construed in accordance with, English law.

______________________________
[●]
Chief Financial Officer of
STAR BULK CARRIERS CORP.

EXECUTION PAGE

BORROWER

SIGNED by	)
for and on behalf of	)
STAR BULK CARRIERS CORP.	)
in the presence of:	)

LENDER

SIGNED by	)
for and on behalf of	)
PIRAEUS BANK A.E.	)
in the presence of:	)

SK 25767 0001 913561